Supplemental Financial Report
Second Quarter 2017

August 8, 2017

COLONY NORTHSTAR

NYSE:CLNS | A Diversified Equity REIT

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our failure to achieve anticipated synergies in and benefits of the completed merger among NorthStar Asset Management Group Inc. ("NSAM"), Colony Capital, Inc. ("Colony") and NorthStar Realty Finance Corp. ("NRF"), Colony NorthStar’s liquidity, including its ability to complete identified monetization transactions and other potential sales of non-core investments, whether Colony NorthStar will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the timing of and ability to complete repurchases of Colony NorthStar’s stock, Colony NorthStar’s ability maintain inclusion and relative performance on the RMZ, Colony NorthStar’s leverage, including the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in Colony NorthStar’s markets, Colony NorthStar’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony NorthStar’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; and the availability of qualified personnel.

All forward-looking statements reflect the Colony NorthStar’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony NorthStar’s reports filed from time to time with the SEC. Colony NorthStar cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony NorthStar is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony NorthStar has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Colony NorthStar. This information is not intended to be indicative of future results. Actual performance of Colony NorthStar may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony NorthStar, Inc. | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information.

The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.
The Company computes core funds from operations ("Core FFO") by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) equity-based compensation expense; (iii) effects of straight-line rent revenue and straight-line rent expense on ground leases; (iv) amortization of acquired above- and below-market lease values; (v) amortization of deferred financing costs and debt premiums and discounts; (vi) unrealized fair value gains or losses and foreign currency remeasurements; (vii) acquisition-related expenses, merger and integration costs; (viii) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (ix) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (x) non-real estate depreciation and amortization; (xi) change in fair value of contingent consideration; and (xii) tax effect on certain of the foregoing adjustments. Also, beginning with the first quarter of 2016, the Company’s share of Core FFO from its interest in Colony Starwood Homes (NYSE: SFR) represented its percentage interest multiplied by SFR's reported Core FFO, which may differ from the Company’s calculation of Core FFO. Refer to SFR's filings for its definition and calculation of Core FFO.
FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.
The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.
The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.
NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness.
However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.
NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.
The Company presents pro rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to such other REITs' pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Colony NorthStar, Inc. | Supplemental Financial Report

Note Regarding CLNS Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony NorthStar holds investment interests in five reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of June 30, 2017, the consolidated healthcare portfolio consisted of 425 properties: 113 medical office properties, 191 senior housing properties, 107 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71.3% as of June 30, 2017. The healthcare portfolio earns rental and escalation income from leasing space to various healthcare tenants and operators. The leases are for fixed terms of varying length and generally provide for rent and expense reimbursements to be paid in monthly installments. The healthcare portfolio also generates operating income from healthcare properties operated through management agreements with independent third-party operators, predominantly through structures permitted by the REIT Investment Diversification and Empowerment Act of 2007, or RIDEA.

Industrial Real Estate
As of June 30, 2017, the consolidated industrial portfolio consisted of 354 primarily light industrial buildings totaling 39.3 million rentable square feet across 16 major U.S. markets and was 95% leased. The Company’s equity interest in the consolidated Industrial Real Estate segment was approximately 41.0% as of June 30, 2017, which decreased from the prior quarter due to increased third-party capital commitments during the second quarter of 2017. Total third-party capital commitments were in excess of $1 billion compared to cumulative balance sheet contributions of $700 million as of June 30, 2017. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is comprised of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets targeting multi-tenant buildings of up to 500,000 square feet and single tenant buildings of up to 250,000 square feet with an office buildout of less than 20%.

Hospitality Real Estate
As of June 30, 2017, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94.3% as of June 30, 2017. The hospitality portfolio is geographically diverse, consisting primarily of extended stay hotels and premium branded select service hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands.

Other Equity and Debt
In addition to the aforementioned real estate equity segments, the Company also holds investments in other real estate equity and debt. These other investments include direct interests and interests held through unconsolidated joint ventures in net lease real estate assets; other real estate equity & debt investments; limited partnership interests in third-party sponsored real estate private equity funds; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end funds, non-traded and traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNS OP”) and noncontrolling interests. Figures labeled as CLNS OP share represent the Company’s pro rata share.

Colony NorthStar, Inc. | Supplemental Financial Report

Table of Contents

			Page
I.	Overview
	a.	Summary Metrics	6
	b.	Summary of Segments	7-8
II.	Financial Results
	a.	Consolidated Balance Sheet	9
	b.	Noncontrolling Interests’ Share Balance Sheet	10
	c.	Consolidated Segment Operating Results	11
	d.	Noncontrolling Interests’ Share Segment Operating Results	12
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	13
III.	Capitalization
	a.	Overview	14
	b.	Investment-Level Debt Overview	15
	c.	Revolving Credit Facility Overview	16
	d.	Corporate Securities Overview	17
	e.	Debt Maturity and Amortization Schedules	18
IV.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	19
	b.	Portfolio Overview	20-21
V.	Industrial Real Estate
	a.	Summary Metrics and Operating Results	22
	b.	Portfolio Overview	23

			Page
VI.	Hospitality Real Estate
	a.	Summary Metrics and Operating Results	24
	b.	Portfolio Overview	25
VII.	Other Equity and Debt
	a.	Net Lease and Other Real Estate Equity	26
	b.	Real Estate Debt	27-29
	c.	Special Situations	30
	d.	Real Estate PE Fund Interests	31
	e.	CRE Securities	32
VIII.	Investment Management
	a.	Summary Metrics	33
	b.	Assets Under Management	34
	c.	Retail Companies	35
IX.	Appendices
	a.	Definitions	37
	b.	Reconciliation of Net Income (Loss) to NOI/EBITDA	38-39

Colony NorthStar, Inc. | Supplemental Financial Report	5

Ia. Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended June 30, 2017, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$38,555
Net income (loss) attributable to common stockholders per basic share	0.07
FFO	129,962
FFO per basic share	0.22
Core FFO	203,588
Core FFO per basic share	0.35
Q3 2017 dividend per share	0.27
Annualized Q3 2017 dividend per share	1.08

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$25,288,332
CLNS OP share of consolidated assets	19,078,383
Total consolidated debt(1)	10,584,052
CLNS OP share of consolidated debt(1)	8,312,999
Shares and OP units outstanding as of August 4, 2017	585,404
Share price as of August 4, 2017	14.56
Market value of common equity & OP units	8,523,482
Liquidation preference of perpetual preferred equity	1,643,723
Insider ownership of shares and OP units	7.0%
AUM	$ 55.7 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums. Excludes $315 million principal balance of non-recourse CDO securitization debt.

Colony NorthStar, Inc. | Supplemental Financial Report	6

Ib. Overview - Summary of Segments

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Healthcare Real Estate(1)
Q2 2017 net operating income(2)	$78,512	$55,979
Annualized net operating income	314,048	223,916
Investment-level non-recourse financing(3)	3,362,771	2,401,190

Industrial Real Estate
Q2 2017 net operating income(2)	38,470	15,773
Annualized net operating income	153,880	63,092
Investment-level non-recourse financing(3)	785,119	335,195

Hospitality Real Estate
Q2 2017 EBITDA(2)	81,691	77,035
Annualized EBITDA(4)	279,764	263,818
Investment-level non-recourse financing(3)	2,601,432	2,430,759

Notes:

(1)
NOI includes $1.4 million of interest earned related to $70 million carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended June 30, 2017.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)	Annualized EBITDA is calculated using the pro rata percentage of historical Q2 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report	7

Ib. Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended June 30, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Other Equity and Debt(1)
1) Net lease real estate equity
a) Q2 2017 net operating income(2)	$16,048	$16,030
b) Investment-level non-recourse financing(3)	558,887	558,241
c) Carrying value - unconsolidated / equity method investments	—	—
2) Other real estate equity
a) Undepreciated carrying value of real estate assets(4)	2,236,641	1,201,760
b) Investment-level non-recourse financing(3)	1,213,577	677,501
c) Carrying value - unconsolidated / equity method investments	404,375	356,227
3) Real estate debt
a) Loans receivable(5)	3,935,568	2,738,295
b) Investment-level non-recourse financing (CLNS OP share includes $11 million of recourse debt)(3)	1,051,074	898,921
c) Carrying value - equity method investments	331,404	140,747
d) Carrying value - real estate assets (REO within debt portfolio) and other(4)	61,361	22,357
4) Special situations (see pg. 30 for details)
a) Carrying value of investments (market value of NRE position)		218,823
5) Real estate PE fund investments
a) Carrying value		338,679
6) CRE securities
a) Net carrying value		192,286
Investment Management
AUM ($ in millions)		40,320
Q2 2017 fee revenue and earnings of investments in unconsolidated ventures		53,555

Net Assets(6)
Cash and cash equivalents, restricted cash and other assets	1,411,874	1,036,107
Accrued and other liabilities and dividends payable	1,006,614	818,779
Net assets	405,260	217,328
Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)
Excludes approximately $0.3 million of NOI related to an asset sold during the second quarter 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(5)	Excludes $3 million carrying value of real estate debt investments held in a CDO securitization and $70 million carrying value of healthcare real estate development loans.

(6)	Assets exclude $12 million of deferred financing costs and liabilities excludes $184 million of deferred tax liabilities and other liabilities which are not due in cash.

Colony NorthStar, Inc. | Supplemental Financial Report	8

IIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of June 30, 2017
Assets
Cash and cash equivalents	$599,920
Restricted cash	300,680
Real estate assets, net	13,884,204
Loans receivable, net	4,009,089
Investments in unconsolidated ventures	1,526,807
Securities available for sale, at fair value	409,871
Goodwill	1,808,393
Deferred leasing costs and intangible assets, net	1,035,767
Assets held for sale	1,190,122
Other assets	459,702
Due from affiliates	63,777
Total assets	$25,288,332
Liabilities
Debt, net	$10,418,978
Accrued and other liabilities	968,868
Intangible liabilities, net	221,853
Liabilities related to assets held for sale	203,548
Due to affiliates	34,945
Dividends and distributions payable	186,990
Total liabilities	12,035,182
Commitments and contingencies
Redeemable noncontrolling interests	79,504
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,643,723 liquidation preference; 250,000 shares authorized; 65,749 shares issued and outstanding	1,624,444
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 551,190 shares issued and outstanding	5,512
Class B, 1,000 shares authorized; 742 shares issued and outstanding	7
Additional paid-in capital	7,958,872
Distributions in excess of earnings	(505,554)
Accumulated other comprehensive income (loss)	6,884
Total stockholders’ equity	9,090,165
Noncontrolling interests in investment entities	3,643,836
Noncontrolling interests in Operating Company	439,645
Total equity	13,173,646
Total liabilities, redeemable noncontrolling interests and equity	$25,288,332

Colony NorthStar, Inc. | Supplemental Financial Report	9

IIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of June 30, 2017
Assets
Cash and cash equivalents	$234,810
Restricted cash	59,345
Real estate assets, net	3,901,334
Loans receivable, net	1,218,386
Investments in unconsolidated ventures	284,555
Securities available for sale, at fair value	172
Goodwill	—
Deferred leasing costs and intangible assets, net	181,159
Assets held for sale	246,677
Other assets	82,102
Due from affiliates	1,409
Total assets	$6,209,949
Liabilities
Debt, net	$2,205,722
Accrued and other liabilities	184,546
Intangible liabilities, net	69,397
Liabilities related to assets held for sale	23,655
Due to affiliates	3,288
Dividends and distributions payable	1
Total liabilities	2,486,609
Commitments and contingencies	—
Redeemable noncontrolling interests	79,504
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,643,723 liquidation preference; 250,000 shares authorized; 65,749 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 551,190 shares issued and outstanding	—
Class B, 1,000 shares authorized; 742 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income (loss)	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,643,836
Noncontrolling interests in Operating Company	—
Total equity	3,643,836
Total liabilities, redeemable noncontrolling interests and equity	$6,209,949

Colony NorthStar, Inc. | Supplemental Financial Report	10

IIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended June 30, 2017
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$157,561	$55,674	$221,392	$65,904	$—	$—	$500,531
Interest income	1,416	—	—	109,582	—	265	111,263
Fee income	—	—	—	41	54,278	—	54,319
Other income	380	451	130	4,446	6,253	1,599	13,259
Total revenues	159,357	56,125	221,522	179,973	60,531	1,864	679,372
Expenses
Property operating expense	72,460	16,195	139,818	25,244	—	—	253,717
Interest expense	47,844	7,934	35,884	35,630	—	12,968	140,260
Investment, servicing and commission expense	1,541	26	3,049	5,755	2,540	829	13,740
Transaction costs	25	—	—	628	—	1,787	2,440
Depreciation and amortization	49,577	25,804	33,508	26,894	15,594	1,734	153,111
Provision for loan loss	—	—	—	1,067	—	—	1,067
Impairment loss	—	—	—	12,761	—	—	12,761
Compensation expense	1,625	1,835	1,967	4,088	19,987	51,257	80,759
Administrative expenses	379	1,208	418	4,506	5,895	17,739	30,145
Total expenses	173,451	53,002	214,644	116,573	44,016	86,314	688,000
Other income (loss)
Gain on sale of real estate assets	—	8,695	—	6,495	—	—	15,190
Other gain (loss), net	2,490	—	(219)	(3,114)	478	(23,485)	(23,850)
Earnings of investments in unconsolidated ventures	—	28	—	119,554	2,812	—	122,394
Income (loss) before income taxes	(11,604)	11,846	6,659	186,335	19,805	(107,935)	105,106
Income tax benefit (expense)	210	(2,746)	(909)	(705)	6,279	(2,043)	86
Net income (loss) from continuing operations	(11,394)	9,100	5,750	185,630	26,084	(109,978)	105,192
Income (loss) from discontinued operations	—	—	—	—	—	—	—
Net income (loss)	(11,394)	9,100	5,750	185,630	26,084	(109,978)	105,192
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	720	—	720
Investment entities	(2,845)	5,601	670	20,374	—	—	23,800
Operating Company	(478)	196	284	9,245	1,402	(8,319)	2,330
Net income (loss) attributable to Colony NorthStar, Inc.	(8,071)	3,303	4,796	156,011	23,962	(101,659)	78,342
Preferred stock redemption	—	—	—	—	—	5,448	5,448
Preferred stock dividends	—	—	—	—	—	34,339	34,339
Net income (loss) attributable to common stockholders	$(8,071)	$3,303	$4,796	$156,011	$23,962	$(141,446)	$38,555

Colony NorthStar, Inc. | Supplemental Financial Report	11

IId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended June 30, 2017
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality		Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$36,262	$31,968	$24,371	—	$23,625	$—	$—	$116,226
Interest income	376	—	—	—	34,612	—	—	34,988
Fee income	—	—	—	—	—	2,232	—	2,232
Other income	102	(320)	13		2,358	65	—	2,218
Total revenues	36,740	31,648	24,384		60,595	2,297	—	155,664
Expenses
Property operating expense	15,986	9,481	15,488		11,392	—	—	52,347
Interest expense	11,425	4,519	4,020		8,831	—	—	28,795
Investment, servicing and commission expense	335	13	243		2,442	98	—	3,131
Transaction costs	3	—	—		413	—	—	416
Depreciation and amortization	12,217	14,677	3,763		9,444	382	—	40,483
Provision for loan loss	—	—	—		554	—	—	554
Impairment loss	—	—	—		9,784	—	—	9,784
Compensation expense	—	338	—		607	864	—	1,809
Administrative expenses	68	409	49		2,038	245	—	2,809
Total expenses	40,034	29,437	23,563		45,505	1,589	—	140,128
Other income (loss)
Gain on sale of real estate assets	—	4,953	—		630	—	—	5,583
Other gain (loss), net	677	—	(33)		(730)	(1)	—	(87)
Earnings of investments in unconsolidated ventures	—	—	—		6,171	42	—	6,213
Income (loss) before income taxes	(2,617)	7,164	788		21,161	749	—	27,245
Income tax benefit (expense)	(228)	(1,563)	(118)		(787)	(29)	—	(2,725)
Net income (loss) from continuing operations	(2,845)	5,601	670		20,374	720	—	24,520
Income (loss) from discontinued operations	—	—	—		—	—	—	—
Net income (loss) attributable to noncontrolling interests	$(2,845)	$5,601	$670		$20,374	$720	$—	$24,520

Colony NorthStar, Inc. | Supplemental Financial Report	12

IIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended June 30, 2017
	OP pro rata share by segment
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share	Amounts attributable to noncontrolling interests	CLNS consolidated as reported
Net income (loss) attributable to common stockholders	$(8,071)	$3,303	$4,796	$156,011	$23,962	$(141,446)	$38,555	$—	$38,555
Net income (loss) attributable to noncontrolling common interests in Operating Company	(478)	196	284	9,245	1,402	(8,319)	2,330	—	2,330
Net income (loss) attributable to common interests in Operating Company and common stockholders	(8,549)	3,499	5,080	165,256	25,364	(149,765)	40,885	—	40,885

Adjustments for FFO:
Real estate depreciation and amortization	33,971	11,090	29,441	19,983	1,088	—	95,573	39,848	135,421
Impairment write-downs associated with depreciable real estate	—	—	—	3,032	—	—	3,032	9,784	12,816
(Gain) loss from sales of depreciable real estate	—	(3,742)	—	(6,811)	1,025	—	(9,528)	(5,584)	(15,112)
Less: Net income (loss) attributable to noncontrolling interests-Operating Company	—	—	—	—	—	—	—	(44,048)	(44,048)
FFO	$25,422	$10,847	$34,521	$181,460	$27,477	$(149,765)	$129,962	$—	$129,962

Additional adjustments for Core FFO:
Gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	(31,079)	—	—	(31,079)	(104)	(31,183)
Equity-based compensation expense(2)	368	410	446	1,654	3,411	32,656	38,945	—	38,945
Straight-line rent revenue and straight-line rent expense on ground leases	(3,241)	(556)	(5)	(1,491)	(164)	—	(5,457)	(2,537)	(7,994)
Gain on change in fair value of contingent consideration	—	—	—	—	—	(4,850)	(4,850)	—	(4,850)
Amortization of acquired above- and below-market lease values, net	(2,649)	52	(1)	74	—	—	(2,524)	(996)	(3,520)
Amortization of deferred financing costs and debt premiums and discounts	5,052	483	5,665	3,636	133	1,936	16,905	3,886	20,791
Unrealized fair value (gain) loss on derivatives and foreign currency remeasurements	(1,811)	—	65	1,184	(965)	28,406	26,879	(45)	26,834
Acquisition and merger-related transaction costs	20	—	—	273	—	1,787	2,080	418	2,498
Merger integration costs(3)	—	—	—	—	—	7,555	7,555	—	7,555
Preferred share redemption costs	—	—	—	—	—	5,448	5,448	—	5,448
Amortization and impairment of investment management intangibles	—	—	—	—	15,296	—	15,296	370	15,666
Non-real estate depreciation and amortization	1,676	37	1,994	306	51	1,734	5,798	684	6,482
Amortization of gain on remeasurement of consolidated investment entities, net	—	—	—	1,043	—	—	1,043	2,794	3,837
Tax (benefit) expense, net(4)	—	1,212	—	—	(3,625)	—	(2,413)	1,604	(809)
Less: Adjustments attributable to noncontrolling interests in investment entities							—	(6,074)	(6,074)
Core FFO	$24,837	$12,485	$42,685	$157,060	$41,614	$(75,093)	$203,588	$—	$203,588
Notes:

(1)
Includes $36.7 million of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony prior to its internalization of the manager.

(2)	Includes $30.0 million of replacement award amortization.

(3)
Merger integration costs represent costs and charges incurred during the integration of Colony, NSAM and NRF. These integration costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration. The majority of integration costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

(4)	Adjustment represents the impact of taxes on amortization and impairment of investment management intangibles assumed in business combinations and gain on sale of property.

Colony NorthStar, Inc. | Supplemental Financial Report	13

IIIa. Capitalization - Overview

($ in thousands; except per share data; as of June 30, 2017, unless otherwise noted)		Consolidated amount	CLNS OP share of consolidated amount

Debt (UPB)
$1,000,000 Revolving credit facility		$71,000	$71,000
Convertible/exchangeable senior notes		619,905	619,905
Corporate aircraft promissory note		40,170	40,170
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,362,771	2,401,190
Industrial		785,119	335,195
Hospitality		2,601,432	2,430,759
Other Equity and Debt(1)		2,823,538	2,134,663
Total investment-level debt(2)		9,572,860	7,301,807
Total debt		$10,584,052	$8,312,999

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,643,723

Common equity as of August 4, 2017	Price per share	Shares / Units
Class A and B common stock and restricted stock units	$14.56	552,979	$8,051,374
OP units	14.56	32,425	472,108
Total market value of common equity			$8,523,482

Total capitalization			$18,480,204

Notes:

(1)	Excludes $315 million principal balance of non-recourse CDO securitization debt.
(2) Includes $124 million principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	14

IIIb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)
Investment-level debt overview
		Consolidated	CLNS OP share of consolidated amount
	Type	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate
Healthcare	Non-recourse	$3,362,771	$2,401,190	3.5	4.9%
Industrial	Non-recourse	785,119	335,195	11.7	3.8%
Hospitality	Non-recourse	2,601,432	2,430,759	4.0	4.3%
Other Equity and Debt
Net lease real estate equity	Non-recourse	558,887	558,241	7.8	4.0%
Other real estate equity	Non-recourse	1,213,577	677,501	2.6	3.5%
Real estate debt(1)	Non-recourse(2)	1,051,074	898,921	8.7	3.8%
Total investment-level debt(3)		$9,572,860	$7,301,807	4.9	4.3%

Notes:

(1)	Excludes $315 million principal balance of non-recourse CDO securitization debt.

(2)	$11 million is recourse debt.

(3)	Includes $124 million principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	15

IIIc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of June 30, 2017)
Revolving credit facility
Maximum principal amount	$929,000
Amount outstanding	71,000
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio	Minimum 1.50 to 1.00
Consolidated Interest Coverage Ratio	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of June 30, 2017, CLNS is meeting all required covenant threshold levels

Colony NorthStar, Inc. | Supplemental Financial Report	16

IIId. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of June 30, 2017, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
7.25% Exchangeable senior notes(2)	1,000	June 15, 2027	7.25% fixed	21.95	45.5548	46	Redeemable
5.375% Exchangeable senior notes	16,405	June 15, 2033	5.375% fixed	12.04	83.0837	1,363	On or after June 15, 2020(1)
Total convertible debt	$619,905

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$349,973	13,999	Callable
Series C 8.875% cumulative redeemable perpetual preferred stock	125,000	5,000	On or after October 11, 2017
Series D 8.5% cumulative redeemable perpetual preferred stock	200,000	8,000	On or after April 10, 2018
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Total preferred stock	$1,643,723	65,749
Notes:

(1)	Callable at principal amount only if CLNS common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

(2)	Subsequent to the second quarter 2017, the Company repurchased the remaining $1 million principal amount of the 7.25% exchangeable senior notes.

Colony NorthStar, Inc. | Supplemental Financial Report	17

IIIe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of June 30, 2017)
Consolidated debt maturity and amortization schedule
	Payments due by period(1)
	Q3-Q4 2017	2018	2019	2020	2021 and after	Total
$1,000,000 Revolving credit facility	$—	$—	$—	$—	$71,000	$71,000
Convertible/exchangeable senior notes	—	—	—	—	619,905	619,905
Corporate aircraft promissory note	974	2,029	2,134	2,244	32,789	40,170
TruPS	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	290,224	10,032	2,236,224	61,245	765,046	3,362,771
Industrial	391	806	839	874	782,209	785,119
Hospitality	327,182	—	512,000	132,250	1,630,000	2,601,432
Other Equity and Debt(2)	308,203	417,823	462,931	85,964	1,548,617	2,823,538
Total debt(3)	$926,974	$430,690	$3,214,128	$282,577	$5,729,683	$10,584,052

Pro rata debt maturity and amortization schedule
	Payments due by period(1)
	Q3-Q4 2017	2018	2019	2020	2021 and after	Total
$1,000,000 Revolving credit facility	$—	$—	$—	$—	$71,000	$71,000
Convertible/exchangeable senior notes	—	—	—	—	619,905	619,905
Corporate aircraft promissory note	974	2,029	2,134	2,244	32,789	40,170
TruPS	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	202,496	7,498	1,574,085	45,787	571,324	2,401,190
Industrial	167	344	358	373	333,953	335,195
Hospitality	321,889	—	512,000	132,250	1,464,620	2,430,759
Other Equity and Debt(2)	176,241	170,751	357,224	43,404	1,387,043	2,134,663
Total debt(3)	$701,767	$180,622	$2,445,801	$224,058	$4,760,751	$8,312,999

Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)	Excludes $315 million principal balance of non-recourse CDO securitization debt.

(3)	Includes $124 million principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	18

IVa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(2)
Net operating income	Consolidated amount(1)
Net operating income:
MOB's	$14,408	$10,287
Senior Housing - Operating	19,418	13,845
Triple-Net Lease:
Senior Housing	14,407	10,287
Skilled Nursing Facilities	24,904	17,781
Hospitals	5,375	3,851
Total net operating income	$78,512	$56,051
Annualized net operating income	$314,048	$224,204

Portfolio overview	Total number of buildings	Capacity	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
MOB's	113	4.0 million sq. ft.	84.0%	N/A	5.0
Senior Housing - Operating	109	6,436 units	86.7%	N/A	N/A
Triple-Net Lease:
Senior Housing	82	4,065 units	83.6%	1.5x	11.3
Skilled Nursing Facilities	107	12,794 beds	83.4%	1.3x	7.7
Hospitals	14	872 beds	63.4%	3.3x	11.9
Total / W.A.	425		83.0%	1.6x	9.4

Same store financial/operating results related to the segment
	% Occupied(3)		TTM Lease Coverage(4)		NOI
	Q2 2017	Q1 2017	3/31/2017	12/31/2016	Q2 2017	Q1 2017	% Change
MOB's	84.0%	85.1%	n/a	n/a	$14,408	$13,593	6.0%
Senior Housing - Operating	86.7%	86.8%	n/a	n/a	19,418	18,333	5.9%
Triple-Net Lease:
Senior Housing	83.6%	85.7%	1.5x	1.5x	14,407	13,503	6.7%
Skilled Nursing Facilities	83.4%	84.2%	1.3x	1.4x	24,904	28,451	(12.5)%
Hospitals	63.4%	60.9%	3.3x	3.7x	5,375	5,418	(0.8)%
Total / W.A.	83.0%	83.6%	1.6x	1.7x	$78,512	$79,298	(1.0)%
Notes:

(1)
Consolidated NOI includes $1.4 million of interest earned related to $70 million of healthcare real estate development loans related to the Company’s healthcare real estate portfolio. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended June 30, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(2)	CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of June 30, 2017.

(3)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(4)	Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis.

Colony NorthStar, Inc. | Supplemental Financial Report	19

IVb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended June 30, 2017, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Total Portfolio March 31, 2017 TTM NOI
March 31, 2017 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Total NOI	WA Remaining Lease Term
Less than 0.99x	4	2%	9%	11%	5 yrs
1.00x - 1.09x	1	1%	—	1%	13 yrs
1.10x - 1.19x	3	—	10%	10%	10 yrs
1.20x - 1.29x	3	2%	9%	11%	10 yrs
1.30x - 1.39x	—	—	—	—	—
1.40x - 1.49x	1	—	1%	1%	9 yrs
1.50x and greater	6	10%	11%	21%	10 yrs
Total / W.A.	18	15%	40%	55%	9 yrs

Revenue Mix(2)	March 31, 2017 TTM
	Private Pay	Medicare	Medicaid
MOB's	100%	—	—
Senior Housing - Operating	86%	4%	10%
Triple-Net Lease:
Senior Housing	64%	—	36%
Skilled Nursing Facilities	22%	20%	58%
Hospitals	12%	38%	50%
W.A.	56%	11%	33%

Notes:

(1)
Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony NorthStar, Inc. | Supplemental Financial Report	20

IVb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
UK	43	$8,887
Indiana	55	7,349
Florida	27	7,060
Illinois	39	6,200
Oregon	31	5,134
Texas	32	5,036
California	18	4,863
Georgia	22	4,661
Pennsylvania	11	4,650
Ohio	35	4,517
Total	313	$58,357

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	82	$15,289	87.3%	n/a	n/a
Caring Homes (U.K.)(1)	Sr. Housing / NNN	43	7,706	88.1%	1.8x	14 yrs
Sentosa(2)	SNF / NNN	11	4,650	89.5%	1.2x	12 yrs
Wellington Healthcare	SNF / NNN	11	4,389	89.3%	1.1x	10 yrs
Frontier	Sr. Housing / RIDEA / NNN	20	3,989	82.7%	n/a	n/a
Miller	SNF / NNN	28	3,781	71.4%	2.0x	-
Consulate	SNF / NNN	10	2,833	85.5%	1.2x	11 yrs
Opis	SNF / NNN	11	2,732	91.8%	1.2x	7 yrs
Grace	SNF / NNN	9	2,534	83.7%	1.0x	4 yrs
Carillon	SNF / NNN	6	1,832	65.9%	1.2x	11 yrs
Total		231	$49,735

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
During the second quarter 2017, SentosaCare, LLC (“Sentosa”) acquired Mid-Atlantic Healthcare’s operating platform and Colony NorthStar assigned existing healthcare property operating leases formerly with Mid-Atlantic Healthcare to Sentosa. Terms of the lease agreements remain the same.

Colony NorthStar, Inc. | Supplemental Financial Report	21

Va. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(1)
Net operating income	Consolidated amount(1)
Net operating income	$38,470	$15,773
Annualized net operating income	$153,880	$63,092

Portfolio overview
Total number of buildings	354
Rentable square feet (thousands)	39,345
% leased at end of period	94.6%
Average remaining lease term	3.7 years

Same store financial/operating results related to the segment
	Q2 2017	Q1 2017	% Change
Same store number of buildings	337	337	—
% leased at end of period	95.6%	95.9%	(0.3)%
Revenues	$52,104	$52,318	(0.4)%
NOI	$36,996	$36,417	1.6%

Recent acquisitions
Property / portfolio name	Acquisition date	Number of buildings	Rentable square feet(thousands)	% leased	Purchase price
Q2 2017 acquisitions:
Phoenix industrial portfolio	4/20/2017	3	178	27.3%	$16,100
Phoenix industrial portfolio	5/31/2017	2	325	46.2%	18,700
Las Vegas industrial property	6/2/2017	1	312	41.0%	25,100
Phoenix industrial portfolio	6/20/2017	2	246	91.3%	18,400
Phoenix industrial portfolio	6/22/2017	2	558	100.0%	39,000
Total / W.A.		10	1,619	68.5%	$117,300

Q3 2017 acquisitions:
Baltimore / Philadelphia industrial portfolio	7/17/2017	20	2,810	93.6%	$201,000
Total		20	2,810	93.6%	$201,000

Notes:

(1)
CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of June 30, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony NorthStar, Inc. | Supplemental Financial Report	22

Vb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)
Top 10 Geographic Locations by NOI	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Atlanta	82	8,105	$7,738	97.0%
Dallas	69	7,075	7,247	99.1%
Chicago	26	2,786	2,891	96.9%
New Jersey, South / Philadelphia	30	3,328	3,613	96.1%
Orlando	18	3,032	3,429	98.4%
Minneapolis	18	2,814	2,998	94.5%
Phoenix	27	3,012	1,575	83.3%
Houston	21	1,713	1,950	90.0%
Kansas City	9	1,664	1,410	100.0%
Salt Lake City	16	1,269	1,265	97.9%
Total / W.A.	316	34,798	$34,116	95.9%

Top 10 Tenant Base by Industry
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	14,576	39.1%
Manufacturing	6,264	16.8%
Professional, Scientific, and Technical Services	3,980	10.7%
Wholesale Trade	3,941	10.6%
Health & Science	3,003	8.1%
Construction & Contractors	2,486	6.7%
Retail Trade	1,260	3.4%
Entertainment & Recreation	1,058	2.8%
Media & Information	544	1.5%
Public Administration & Government	113	0.3%
Total	37,225	100.0%

Colony NorthStar, Inc. | Supplemental Financial Report	23

VIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(2)
EBITDA	Consolidated amount(1)
EBITDA:
Select Service	$45,244	$42,665
Extended Stay	32,231	30,394
Full Service	4,216	3,976
Total EBITDA	$81,691	$77,035
Annualized EBITDA(3)	$279,764	$263,818

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q2 2017 EBITDA	EBITDA margin
Select service	97	13,193	75.8%	$125	$95	$45,244	35.8%
Extended stay	66	7,936	81.7%	134	110	32,231	40.0%
Full service	4	962	80.6%	157	126	4,216	30.0%
Total / W.A.	167	22,091	78.2%	$130	$102	$81,691	36.5%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		EBITDA
Brand	Q2 2017	Q2 2016	Q2 2017	Q2 2016	Q2 2017	Q2 2016	Q2 2017	Q2 2016	% Change
Marriott	77.0%	78.8%	$129	$128	$99	$101	$62,834	$65,547	(4.1)%
Hilton	82.0%	81.5%	131	127	108	103	13,862	12,999	6.6%
Other	84.2%	77.9%	139	142	117	110	4,995	4,567	9.4%
Total / W.A.	78.2%	79.2%	$130	$129	$102	$102	$81,691	$83,113	(1.7)%

Notes:

(1)
Q2 2017 Consolidated EBITDA excludes FF&E reserve amounts of $9.7 million. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the appendix to this presentation.

(2)	CLNS OP Share represents Consolidated EBITDA multiplied by CLNS OP's interest as of June 30, 2017.

(3)	Annualized EBITDA is calculated using the pro rata percentage of historical Q2 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report	24

VIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of June 30, 2017, unless otherwise noted)
Top 10 Geographic Locations by EBITDA	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	EBITDA
California	18	2,254	1,243	1,011	—	$12,434
Texas	28	3,230	1,952	1,278	—	7,553
Florida	12	2,060	1,186	291	583	6,940
New Jersey	12	1,884	718	942	224	6,613
Virginia	11	1,473	1,210	263	—	5,210
Washington	5	664	160	504	—	4,203
North Carolina	7	981	831	150	—	3,953
New York	8	1,010	710	300	—	3,682
Georgia	7	974	694	280	—	3,361
Maryland	7	953	666	132	155	3,141
Total / W.A.	115	15,483	9,370	5,151	962	$57,090

Colony NorthStar, Inc. | Supplemental Financial Report	25

VIIa. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of June 30, 2017, unless otherwise noted)
Net Lease Real Estate Equity			Consolidated amount	CLNS OP share of consolidated amount
	Number of buildings	Rentable square feet (thousands)	NOI(1)	NOI(1)	% leased at end of period	Weighted average remaining lease term
U.S.:
Office	8	1,716	$5,558	$5,540	94.7%	4.0
Retail	10	468	1,839	1,839	100.0%	6.6
Industrial	3	1,140	598	598	100.0%	12.0

Europe:
Office	29	1,478	5,054	5,054	100.0%	12.6
Education	20	304	2,999	2,999	100.0%	17.5

Total / W.A.	70	5,106	$16,048	$16,030	98.2%	9.3

Other Real Estate Equity			Consolidated amount	CLNS OP share of consolidated amount
	Number of buildings	Rentable square feet (thousands)	Undepreciated carrying value	Undepreciated carrying value	% leased at end of period	Weighted average remaining lease term
U.S.:
Office	15	2,511	$713,586	$667,866	80.9%	8.1
Multifamily	1	N/A	56,964	51,292	94.9%	N/A
Hotel	5	N/A	25,965	8,665	69.0%	N/A

Europe:
Industrial	38	2,795	159,377	72,069	100.0%	6.8
Office	37	973	142,534	65,556	70.5%	11.5
Mixed / Retail	269	8,598	1,138,215	336,312	70.5%	7.1

Total / W.A.	365	14,877	$2,236,641	$1,201,760	77.8%	7.5

Unconsolidated joint ventures (Net Lease & Other RE Equity)			404,375	356,227

Notes:

(1)	Excludes approximately $0.3 million of NOI related to an asset sold during the second quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	26

VIIb. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of June 30, 2017, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNS OP share of consolidated amount
Non-PCI loans
Loans receivables held for investment, net	$3,093,333	$2,158,580
Loans receivables held for sale, net	—	—
Non-recourse investment-level financing (UPB)	924,038	859,198
Carrying value - equity method investments	328,783	138,126

PCI loans
Loans receivables held for investment, net	842,235	579,715
Non-recourse investment-level financing (UPB)	48,134	15,059
Carrying value - equity method investments	2,621	2,621

Other
Carrying value - real estate assets (REO)	61,361	22,357
Warehouse facility (UPB)	11,175	11,175
Subscription line (UPB)	67,727	13,489

Total Portfolio
Loans receivables held for investment, net	3,935,568	2,738,295
Loans receivables held for sale, net	—	—
Carrying value - equity method investments	331,404	140,747
Carrying value - real estate assets (REO)	61,361	22,357
Non-recourse investment-level financing (UPB)	972,172	874,257
Warehouse facility (UPB)	11,175	11,175
Subscription Line (UPB)	67,727	13,489
Total debt (UPB)	1,051,074	898,921

Notes:

(1)
Excludes $3 million carrying value of real estate debt investments held in a CDO securitization and $70 million carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	27

VIIb. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)
Loans receivable held for investment by loan type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans
Fixed rate
First mortgage loans	$717,411	$330,789	9.1%	1.9
Securitized mortgage loans	55,272	55,272	5.6%	13.5
Second mortgage loans / B-notes	225,570	131,531	9.1%	2.3
Mezzanine loans	397,865	231,952	8.7%	2.9
Corporate	52,655	52,655	11.3%	9.3
Total fixed rate non-PCI loans	1,448,773	802,199	8.9%	3.5

Variable rate
First mortgage loans	598,077	495,266	8.5%	1.3
Securitized mortgage loans	611,979	602,917	6.3%	3.3
Second mortgage loans / B-notes	90,588	68,759	13.3%	4.1
Mezzanine loans	347,844	192,762	11.8%	0.2
Total variable rate non-PCI loans	1,648,488	1,359,704	8.2%	2.1

Total non-PCI loans	3,097,261	2,161,901
Allowance for loan losses	(3,928)	(3,321)
Total non-PCI loans, net of allowance for loan losses	3,093,333	2,158,580

PCI loans
First mortgage loans	901,762	591,326
Securitized mortgage loans	3,358	3,358
Mezzanine loans	3,671	3,671
Total PCI loans	908,791	598,355
Allowance for loan losses	(66,556)	(18,640)
Total PCI loans, net of allowance for loan losses	842,235	579,715

Total loans receivable, net of allowance for loan losses	$3,935,568	$2,738,295

Notes:

(1)
Excludes $3 million carrying value of real estate debt investments held in a CDO securitization and $70 million carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	28

VIIb. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended June 30, 2017, unless otherwise noted)
Loans receivable held for investment by collateral type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans
Hospitality	$1,016,560	$620,112	10.1%	2.4
Retail	554,028	413,957	6.0%	1.3
Office	494,354	345,494	9.0%	1.5
Multifamily	478,731	440,902	6.6%	7.1
Other	249,880	153,408	9.3%	0.6
Land	167,412	83,706	11.5%	1.3
Residential	62,734	31,367	13.4%	0.6
Corporate	52,655	52,655	11.3%	9.3
Industrial	16,979	16,979	7.2%	1.2
Total non-PCI loans, net of allowance for loan losses	3,093,333	2,158,580	8.5%	3.0

PCI Loans
Office	305,647	283,886
Retail	144,828	90,870
Multifamily	121,026	42,299
Hospitality	100,033	66,056
Industrial	62,765	39,680
Other	47,478	17,492
Land	41,497	31,994
Residential	18,961	7,438
Total PCI loans, net of allowance for loan losses	842,235	579,715

Total loans receivable, net of allowance for loan losses	$3,935,568	$2,738,295

Notes:

(1)
Excludes $3 million carrying value of real estate debt investments held in a CDO securitization and $70 million carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	29

VIIc. Other Equity and Debt - Special Situations

($ in thousands, except as noted and per share data; as of June 30, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNS OP interest in NRE as of August 4, 2017	8.9%	8.9%
NRE shares beneficially owned by OP and common stockholders	4.9 million	4.9 million
NRE share price as of August 4, 2017	$12.93	$12.93
Total market value of shares	63,851	63,851

Colony American Finance ("CAF")(1)
Carrying value	55,996	55,996
CLNS OP interest in CAF	17.4%	17.4%

Albertsons
Carrying value	89,261	44,621
Number of post-IPO shares in Albertsons pursuant to preliminary prospectus dated October 2, 2015		8.45 million
CLNS OP % ownership interest in post-IPO AB Acquisition LLC based on preliminary prospectus dated October 2, 2015		2.17%

Other GP Co-investments(2)
Carrying value	54,786	54,355

Notes:
During the second quarter 2017, the Company sold its entire remaining interest in Colony Starwood Homes ("SFR"), or approximately 7.6 million shares of SFR, resulting in net proceeds of $261 million.

(1)	Subsequent to the second quarter 2017, the Company sold its entire interest in CAF.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company and ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees. These investments are accounted for as Investments in Unconsolidated Ventures.

Colony NorthStar, Inc. | Supplemental Financial Report	30

VIId. Other Equity and Debt - Real Estate PE Fund Interests

($ in thousands, except as noted; as of or for the three months ended June 30, 2017, unless otherwise noted)
Operating Results
Q2 2017 income (excluding an $11.0 million adjustment to basis in earnings of unconsolidated ventures)	$11,501
Return of capital	40,980
Total distributions	52,481
Contributions	788
Net	$51,693

Carrying value	$338,679
Weighted average remaining term as of June 30, 2017	1.0 yrs

Portfolio Overview(1)
Number of funds	98
Number of general partners(2)	64
Underlying assets, at cost	$20,656,200
Implied leverage(3)	44%
Expected remaining future capital contributions(4)	$3,703

Investment by Types(1)(5)		Investment by Geography(1)(5)
Type	%	Location	%
Office	18%	Northeast	21%
Land	17%	West	18%
Multifamily	14%	Primarily Various U.S.	17%
Cash	11%	Cash	11%
Lodging	10%	Southeast	10%
Other	9%	Midwest	9%
Retail	6%	Mid-Atlantic	7%
Debt	5%	Asia	5%
Residential/Condo	5%	Europe	2%
Financial Services	3%
Industrial	1%
Healthcare	1%
Total	100%	Total	100%

Notes:

(1)	Amounts presented exclude an immaterial economic interest retained in a real estate private equity fund portfolio which NRF sold in the fourth quarter 2015.

(2)	Includes 10 funds and 16 general partners held across multiple PE Investments.

(3)	Represents implied leverage for funds with investment-level financing, calculated as debt divided by assets at fair value.

(4)	Represents the estimated amount of expected future capital contributions to funds as of June 30, 2017.

(5)	Represents the underlying fund interests in PE Investments by investment type and geographic location based on NAV as of March 31, 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	31

VIIe. Other Equity and Debt - CRE Securities

($ in thousands; as of June 30, 2017)
Portfolio Overview
Owned Bonds and Equity of Deconsolidated CDO's	Principal amount	Carrying Value
Total owned deconsolidated CDO bonds	$358,436	$88,079

Total owned deconsolidated CDO equity		17,304

Consolidated CDO's	Principal amount	Carrying Value
Total consolidated CDO investments	$692,885	$271,745
Total consolidated non-recourse CDO financing	315,151	220,856
Net book value - consolidated CDOs	$377,734	$50,889

CMBS	Principal amount	Carrying Value
	$98,268	$36,014

Income
Q2 2017 aggregate income		$10,261

Colony NorthStar, Inc. | Supplemental Financial Report	32

VIIIa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of June 30, 2017)
Overview
Segment	Q2 2017 Fee Revenue - CLNS OP Share
Institutional funds	$15,448
Retail companies	20,240
NorthStar Realty Europe (NYSE:NRE)	3,555
Townsend	11,542
Pro rata corporate investments (earnings of investments in unconsolidated ventures)	2,770
Total Q2 2017 reported fee revenue and earnings of investments in unconsolidated ventures	$53,555

Operating Results
Revenues
Total fee revenue and earnings of investments in unconsolidated ventures	$53,555
Other income and commission income	7,449

Expenses
Investment, servicing and commission expenses	2,442
Depreciation and amortization	15,212
Compensation expense	19,123
Administrative expenses	5,650
Total expenses	42,427
Other gain, net	479
Income tax benefit	6,308
Net income attributable to common interests in OP and common stockholders	25,364
Real estate depreciation and amortization	1,088
(Gain) loss from sales of depreciable real estate	1,025
Equity-based compensation expense	3,411
Straight-line rent revenue and straight-line rent expense on ground leases	(164)
Unrealized fair value gains or losses and foreign currency remeasurements	(965)
Amortization and impairment of investment management intangibles	15,296
Non-real estate depreciation and amortization	51
Amortization of deferred financing costs and debt premiums and discounts	133
Tax benefit, net	(3,625)
Core FFO	$41,614

Colony NorthStar, Inc. | Supplemental Financial Report	33

VIIIb. Investment Management – Assets Under Management

($ in millions, except as noted; as of June 30, 2017, unless otherwise noted)
Segment	Products	Description	AUM CLNS OP Share

Institutional Funds	• Credit ($3.7 billion) • Core plus / value-added ($1.6 billion) • Opportunistic ($1.9 billion) • Colony Industrial ($1.5 billion) • Other co-investment vehicles ($1.3 billion)	• 26 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • $10 billion of private equity capital raised since the beginning of 2008; $25 billion of private equity capital raised since inception(2)	$10,014
Retail Companies	• NorthStar Income I ($1.6 billion) • NorthStar Healthcare ($3.4 billion) • NorthStar Income II ($1.8 billion) • NorthStar/RXR NY Metro Real Estate • NorthStar Real Estate Capital Income Fund • NorthStar/Townsend Institutional Real Estate Fund(1)	• Wholly-owned broker-deal subsidiary engaged as dealer- manager for all retail product offerings • Over $4 billion of capital raised to date with over $5 billion of current effective products • Manage public non-traded vehicles earning asset management, performance, acquisition and disposition fees	6,836
Public Company	• NorthStar Realty Europe Corp.	• Manage NYSE-listed European equity REIT • Earns base management fee with potential for incentive fees	2,109
Townsend	• Segregated Mandates • Commingled Funds • Advisory Services	• 84% investment in The Townsend Group • Manage custom portfolios and fund-of-funds primary invested in direct real estate funds • Source co-investments and joint ventures alongside GPs • Fees comprised of recurring investment management fees, recurring advisory fees, and performance fees	14,229
Pro Rata Corporate Investments	• RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNS recognizes at-share earnings from underlying pro rata corporate investments • 27% investment in RXR Realty, a real estate owner, developer and investment management company with over $15 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $2.9 billion of AUM	7,132
Total			$40,320

Notes:

(1)	NorthStar/Townsend Institutional Real Estate Fund Inc. filed an amended registration statement on Form N-2 to the SEC in May 2017, which as of August 4, 2017, is not yet effective.

(2)	Capital raised includes amounts raised by Colony Capital, LLC since its inception in 1991.

Colony NorthStar, Inc. | Supplemental Financial Report	34

VIIIc. Investment Management - Retail Companies

($ in thousands, except as noted; as of June 30, 2017, unless otherwise noted)
	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate(1)	NorthStar Real Estate Capital Income Fund	Total

Capital Raising Status	Completed July 2013	Completed January 2016	Completed November 2016	Active	Active
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt	NY Metro Area CRE Equity and Debt	CRE Debt
Offering Size	$1.2 billion(2)	$2.1 billion(2)	$1.65 billion(2)	$2.0 billion(2)	$3.2 billion(2)	$10.15 billion

Capital Raised(3)
During Q2 2017	$8,779	$16,975	$8,841	$12,375	$12,144	$59,114
Year-to-date through 8-4-17	23,912	44,909	23,406	18,879	12,346	123,452
Inception to 8-4-17	1,310,624	1,914,051	1,162,867	29,389	12,346	4,429,277

Investments(4)
During Q2 2017	60,721	—	34,000	9,500	15,761	119,982
As of 6-30-17	1,553,806	3,415,706	1,830,741	20,531	15,761	6,836,545
Cash as of 6-30-17	174,567	135,639	125,792	12,150	109	448,257

Fees earned during Q2 2017
Asset management fees	4,542	8,386	5,454	42	9	18,433
Acquisition fees	—	51	340	—	—	391
Disposition fees	1,278	—	138	—	—	1,416
Total fees	$5,820	$8,437	$5,932	$42	$9	$20,240

Notes:

(1)	Fees earned are split 50/50 with partner.

(2)	Represents dollar amounts of shares registered to offer pursuant to each company's public offering, distribution reinvestment plan, and follow-on public offering.

(3)	Includes amounts contributed by CLNS.

(4)
Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.

Colony NorthStar, Inc. | Supplemental Financial Report	35

APPENDICES

Colony NorthStar, Inc. | Supplemental Financial Report	36

IXa. Appendices - Definitions

Assets Under Management (“AUM”)
Refers to assets which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is generally based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at June 30, 2017, while retail companies and NorthStar Realty Europe are presented as of August 4, 2017. AUM further includes a) uncalled capital commitments and b) for corporate investments in affiliates with asset and investment management functions, includes the Company’s pro-rata share assets of each affiliate as presented and calculated by the affiliate. Affiliates include RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

Colony NorthStar, Inc. | Supplemental Financial Report	37

IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended June 30, 2017)
NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$159,357	$56,125	$221,522	$20,154
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(8,385)	(1,150)	(13)	(548)
Property operating expenses(1)	(72,460)	(16,195)	(139,818)	(3,308)
Compensation expense(1)	—	(310)	—	—
NOI or EBITDA(2)	$78,512	$38,470	$81,691	$16,298

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA
	Healthcare	Industrial	Hospitality
Net income (loss) from continuing operations	$(11,394)	$9,100	$5,750
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(8,385)	(1,150)	(13)
Interest expense	47,844	7,934	35,884
Transaction, investment and servicing costs	1,566	26	3,049
Depreciation and amortization	49,577	25,804	33,508
Compensation and administrative expense	2,003	2,733	2,385
Gain on sale of real estate assets	—	(8,695)	—
Other (gain) loss, net	(2,489)	—	219
Earnings from investments in unconsolidated ventures	—	(28)	—
Income tax (benefit) expense	(210)	2,746	909
NOI or EBITDA	$78,512	$38,470	$81,691

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

(2)	For other equity and debt - net lease properties, NOI includes approximately $0.3 million related to an asset sold during the second quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	38

IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d)

($ in thousands; for the three months ended June 30, 2017)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Net income from continuing operations	$185,630
Adjustments:
Property operating income of other real estate equity	(45,815)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(548)
Interest income	(109,582)
Fee and other income	(4,422)
Property operating expense of other real estate equity	21,936
Interest expense	35,630
Transaction, investment and servicing costs	6,383
Depreciation and amortization	26,894
Provision for loan loss	1,067
Impairment loss	12,761
Compensation and administrative expense	8,594
Gain on sale of real estate assets	(6,495)
Other loss, net	3,114
Earnings of investments in unconsolidated ventures	(119,554)
Income tax expense	705
NOI of net lease real estate equity	$16,298
Less: asset sold during the second quarter 2017	(250)
NOI of net lease real estate equity, excluding assets sold during the second quarter 2017	$16,048

Colony NorthStar, Inc. | Supplemental Financial Report	39